SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               __________________

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of Earliest Event Reported):

                                  June 19, 2007

                       Kronos Advanced Technologies, Inc.
               (Exact Name of Registrant as Specified in Charter)

          Nevada                     000-30191              87-0440410
(State or other jurisdiction       (Commission             (IRS Employer
      of incorporation)            File Number)         Identification No.)

              464 Common Street, Suite 301, Belmont, Massachusetts      02478
                    (Address of principal executive offices)         (Zip code)

                                 (617) 993-9965
               Registrant's telephone number, including area code


                                 Not Applicable
          (Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         On June 19, 2007 (the "Closing Date"), Kronos Advanced Technologies, Inc. (the "Company") entered into a Funding Agreement (the `Funding Agreement") with a group of lenders that include: (a) Sands Brothers Venture Capital LLC, a New York limited liability company, Sands Brothers Venture Capital II LLC, a New York limited liability company, Sands Brothers Venture Capital III LLC, a New York limited liability company and Sands Brothers Venture Capital IV LLC, a New York limited liability company (collectively, "Sands"); (b) Critical Capital Growth Fund, L.P., a Delaware limited partnership and a debenture licensed U.S. small business investment company ("CCGF"); (c) Airworks Funding LLLP, a Georgia limited liability limited partnership ("AirWorks") and (d) RS Properties I LLC, a Delaware limited liability company ("RSP", and together with Sands, CCGF and AirWorks, the "Lenders") pursuant to which the Lenders agreed to loan to the Company up to Eighteen Million One Hundred Fifty-Nine Thousand U.S. Dollars (US$18,159,000.00) in the form of three (3) secured convertible promissory notes (collectively, the "Notes" and each, a "Note"). Specifically, the Company issued a Note to Sands and CCGF (the "SCCGF Note") in the principal amount of up to Eight Hundred Fifty-Nine Thousand U.S. Dollars (US$859,000.00), a Note to AirWorks in the principal amount of Ten Million Eight Hundred Twenty Thousand U.S. Dollars (US$10,820,000.00) and a Note to RSP in the principal amount of up to Six Million Four Hundred Eighty Thousand U.S. Dollars (US$6,480,000.00).

         The first installment of the loan was funded by Sands and CCGF (the SCCGF Note) on the Closing Date in the principal amount of Eight Hundred Fifty-Nine Thousand U.S. Dollars (US$859,000.00), by RSP in the principal amount of Nine Hundred Twenty Thousand U.S. Dollars (US$920,000.00) and by AirWorks in the principal amount of Two Million Four Hundred Eighty Thousand U.S. Dollars (US$2,480,000.00) for a total initial advance amount equal to Four Million Two Hundred Fifty-Nine Thousand U.S. Dollars (US$4,259,000.00) (the "Initial Amount"). Any other installments of the loan, totaling in the aggregate up to Thirteen Million Nine Hundred Thousand U.S. Dollars (US$13,900,000.00), may be advanced by AirWorks, up to Eight Million Three Hundred Forty Thousand U.S. Dollars (US$8,340,000.00) and by RSP, up to Five Million Five Hundred Sixty Thousand U.S. Dollars (US$5,560,000.00), in whole or in part, at any time prior to the Maturity Date (as defined in the Funding Agreement) in the sole discretion of AirWorks and RSP, even if not requested by the Company, and if so advanced, the Company shall be obligated to accept such amount. After the payment in full of all amounts due under an outstanding convertible debenture issued to Cornell Capital Partners, L.P. and under a settlement agreement obligation to HoMedics including, and the expenses of the transaction, the remainder of the Initial Amount will be used for working capital purposes. An investment banking firm was retained by the Board of Directors of the Company (the "Board") prior to the Closing Date to render an opinion as to whether the loan transaction was fair to the Company and its stockholders. On June 19, 2007, such investment banking firm delivered its opinion to the Board stating that the transaction was indeed fair to the Company and its stockholders from a financial point of view.

         The loan is secured by all of the Company's assets as evidenced by a Security Agreement and a Patent Security Agreement, copies of which have been provided herewith. The Notes are convertible into shares of the Company's common stock, par value $0.001 per share ("Common Stock") at a conversion price of $0.0028 per share, subject to certain adjustments as set forth in the Notes. Furthermore, the Notes shall accrue interest at a rate equal to twelve percent (12%) per annum. With respect to the SCCGF Note, interest shall be paid monthly starting July 1, 2007 and the principal becomes due and payable on December 31, 2007. Such amount under the SCCGF Note is also convertible into Common Stock at the option of the holder thereof at a conversion price of $0.0028 per share only if the SCCGF Note is not paid in full by December 31, 2007. With respect to all other amounts under the Notes (excluding the SCCGF Note), interest shall be paid quarterly starting January 1, 2008 and principal becomes due and payable on June 19, 2010, unless earlier converted at the option of the respective holders thereof. Assuming that the Company makes all payments when due under the SCCGF Note, that the maximum loan amount is advanced under the Funding Agreement (and the related Notes) and that the Lenders convert the entire amount of the loan into Common Stock at the noted conversion price above, the Lenders would own approximately ninety three and three tenths percent (93.3%) of the Company's total equity on a fully diluted, as converted basis.

         The Funding Agreement provides the Lenders the right to designate a majority of the members of the Board. Such right has not yet been exercised. The Funding Agreement also contains usual and customary representations and warranties and covenants that prohibit the Company from undertaking certain actions without the consent of AirWorks.

         Contemporaneously with the execution and delivery of the Funding Agreement, the Company and the Lenders executed and delivered a Registration Rights Agreement (the "RRA") pursuant to which the Company shall provide, under the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder and applicable state securities laws, certain registration rights to the Lenders with respect to the registrable securities thereunder. A copy of the RRA has been filed herewith.


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

         Also in connection with the Funding Agreement, several Company option and warrant holders delivered standstill letter agreements pursuant to which such holders, under specifies conditions, agreed not to exercise their options or warrants before December 31, 2007. Several stockholders of the Company also entered into voting agreements with the Lenders, copies of which are filed herewith. The effect of such standstill letter and voting agreements, combined with the conversion into Common Stock of a sufficient amount of the Initial Amount is that the Lenders would have voting control of the Company. Copies of the standstill letter agreements have also been filed herewith.


ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES

         See Item 1.01 above.


ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

         On June 15, 2007, the Board approved a new employee stock incentive plan (the "Plan") which authorizes the issuance of up to one hundred million (100,000,000) shares of Common Stock. The Board authorized the Company to grant an aggregate seventy-nine million seven hundred thousand (79,700,000) options, consisting of (i) sixty million seven hundred eighty-nine three hundred fifty-three (60,789,353) new options to employees and directors as of the Closing Date and (ii) eighteen million nine hundred ten thousand six hundred forty-seven (18,910,647) options to employees of the Company as of the Closing Date to replace the same number of canceled options previously granted to employees of the Company (pending such employees agreement to cancel such prior options). Mr. Dan Dwight, the Company's Chief Executive Officer, Mr. Richard Tusing, the Company's Chief Operating Officer, Dr. Igor Krichtafovitch, the Company's Chief Technology Officer, and Mr. Karl Winkler, the Company's Vice President of Engineering and Product Development, were granted 26,000,000, 15,000,000, 17,800,000 and 8,300,000 options under the Plan, respectively, 16,538,688 of which replaced previously issued and cancelled options. The new option grants have a term of 10 years. Two-thirds of each grant vests immediately and one-third of each grant vests on the first anniversary of the Closing Date. A copy of the Plan has been filed herewith.


ITEM 8.01  OTHER EVENTS

         On June 20, 2007, the Company issued a press release with respect to the Funding Agreement and the option grants described above, substantially in the form provided herewith.


ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

         (a) Not applicable.

         (b) Not applicable.

         (c) Not applicable.

         (d) Exhibit No. Description:


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

Exhibit             Description                                                              Location
--------------      --------------------------------------------------------------------     -----------------
Exhibit 3.1         Kronos Advanced Technologies, Inc. 2007 Stock Incentive Plan             Provided herewith

Exhibit 9.1         Voting Agreement, dated June 19, 2007 by and between the Company         Provided herewith
                    and Daniel Dwight, James McDermott, Milton Segal, Richard Tusing
                    and Igor Kruchtafovitch

Exhibit 9.2         Voting Agreement, dated June 19, 2007 by and between the Company         Provided herewith
                    and Richard Sun and Frederic Gumbinner

Exhibit 10.1        Funding Agreement, dated June 19, 2007, by and among the Company         Provided herewith
                    and the Lenders

Exhibit 10.2        Registration Rights Agreement, dated June 19, 2007, by and among         Provided herewith
                    the Company and the Lenders

Exhibit 10.3        Security Agreement, dated June 19, 2007, by and among the Company        Provided herewith
                    and the Lenders

Exhibit 10.4        Patent Security  Agreement,  dated June 19, 2007, by and among the       Provided herewith
                    Company and the Lenders

Exhibit 10.5        Standstill Letter Agreement, dated June 19, 2007 by and between the      Provided herewith
                    Company and Daniel Dwight

Exhibit 10.6        Standstill Letter Agreement, dated June 19, 2007 by and between the      Provided herewith
                    Company and Richard Tusing

Exhibit 10.7        Standstill Letter Agreement, dated June 19, 2007 by and between the      Provided herewith
                    Company and James McDermott

Exhibit 10.8        Standstill Letter Agreement, dated June 19, 2007 by and between the      Provided herewith
                    Company and Eagle Rock Group LLC

Exhibit 10.9        Standstill Letter Agreement, dated June 19, 2007 by and between the      Provided herewith
                    Company and Milton Segal

Exhibit 10.10       Standstill Letter Agreement, dated June 19, 2007 by and between the      Provided herewith
                    Company and J. Alexander Chriss

Exhibit 10.11       Standstill Letter Agreement, dated June 19, 2007 by and between the      Provided herewith
                    Company and Igor Krichtafovitch

Exhibit 10.12       Standstill Letter Agreement, dated June 19, 2007 by and between the      Provided herewith
                    Company and Karl Winkler

Exhibit 10.13       Standstill Letter Agreement, dated June 19, 2007 by and between the      Provided herewith
                    Company and Maciej Ziomkowski

Exhibit 10.14       Standstill Letter Agreement, dated June 19, 2007 by and between the      Provided herewith
                    Company and Vladimir Gorobets

Exhibit 10.15       Standstill Letter Agreement, dated June 19, 2007 by and between the      Provided herewith
                    Company and Vladimir Bibikov

Exhibit 10.16       Standstill Letter Agreement, dated June 19, 2007 by and between the      Provided herewith
                    Company and Sergey Karpov

Exhibit 10.17       Standstill Letter Agreement, dated June 19, 2007 by and between the      Provided herewith
                    Company and Vladislov Korolyov

Exhibit 10.18       Standstill Letter Agreement, dated June 19, 2007 by and between the      Provided herewith
                    Company and Terence Tam


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

Exhibit 10.19       Standstill Letter Agreement, dated June 19, 2007 by and between the      Provided herewith
                    Company and Jacob Oharah

Exhibit 10.20       Standstill Letter Agreement, dated June 19, 2007 by and between the      Provided herewith
                    Company and Jewell Larsen

Exhibit 10.21       Standstill Letter Agreement, dated June 19, 2007 by and between the      Provided herewith
                    Company and Richard Sun

Exhibit 10.22       Standstill Letter Agreement, dated June 19, 2007 by and between the      Provided herewith
                    Company and Frederic R. Gumbinner

Exhibit 10.23       US$859,000 SCCGF Note, dated June 19, 2007, issued by the Company to     Provided herewith
                    Sands and CCGF

Exhibit 10.24       US$10,820,000 Note, dated June 19, 2007, issued by the Company to        Provided herewith
                    AirWorks

Exhibit 10.25       US$6,480,000 Note, dated June 19, 2007, issued by the Company to RSP     Provided herewith

Exhibit 10.26       Proxy, dated June 19, 2007, by and among the Company, Daniel R.          Provided herewith
                    Dwight, James McDermott, Milton Segal, Richard Tusing, Igor
                    Krichtafovitch, Richard A. Sun and Richard A. Sun, as
                    attorney-in-fact for Fredric R. Gumbinner

Exhibit 99.1        Press Release                                                            Provided herewith



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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    June 22, 2007                     KRONOS ADVANCED TECHNOLOGIES, INC.


                                           By:      /s/ Richard Tusing
                                                    ----------------------------
                                           Name:    Richard Tusing
                                           Title:   Chief Operating Officer and
                                                    Director